Exhibit 3.3

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLUE WATER VACCINES, INC.

Blue Water Vaccines, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

FIRST. The name under which the Corporation was originally incorporated is Blue Water Vaccines, Inc.

SECOND. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on October 26, 2018. A first Amended and Restated Certificate of Incorporation was filed on July 1, 2019. The Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated pursuant to Sections 228, 242 and 245 of the General Corporation Law. All amendments to the Certificate of Incorporation reflected herein (this “Restated Certificate”) have been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of such Sections. As required by Section 228 of the General Corporation Law, the Corporation has given written notice of the amendments reflected herein to all stockholders who did not consent in writing to these amendments.

THIRD. The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of this corporation is Blue Water Vaccines, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is VCorp Services, LLC, 1013 Centre Road, Suite 403-B, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The VCorp Services, LLC.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

A. Classes of Stock and Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share (the “Common Stock”), and Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The total number of shares which the Corporation is authorized to issue is (               ) shares, of which (                  ) shares shall be Common Stock, and (                                ) shares shall be Preferred Stock.

B. Rights, Powers, Preferences and Restrictions of Preferred Stock. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof and the filing of a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section A of this Article IV and any Preferred Stock Designation, the Board is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Rights of Common Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Common Stock are as follows:

1. General. The voting powers and dividend and liquidation rights and preferences, if any, of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting Rights. Except as may be otherwise provided by this Restated Certificate, a Preferred Stock Designation or by applicable law, the holders of the Common Stock shall be entitled to one vote for each share upon each matter presented to the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate or a Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate, a Preferred Stock Designation or the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation legally available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

ARTICLE V.

In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Restated Certificate, by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Restated Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

ARTICLE VI.

A. Authority of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred by statute or by this Restated Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors pursuant to any Preferred Stock Designation, the total number of authorized directors constituting the Board of Directors (the “Whole Board”) shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

C. Classified Board Structure. From and after the Effective Time (defined below), the directors, other than any who may be elected by the holders of any series of Preferred Stock pursuant to any Preferred Stock Designation, shall be divided into three (3) classes hereby designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders to be held following the effectiveness of this Restated Certificate (the “Effective Time”), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time, and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Time, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation, or removal.

D. Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the stockholders entitled to vote thereon. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled exclusively pursuant to a resolution adopted by the Board of Directors and not by the stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

ARTICLE VII.

A. No Cumulative Voting. No stockholder will be permitted to cumulate votes in any election of directors. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

B. Special Meetings. Special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer or president of the Corporation.

C. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VIII.

A Forum Selection. Subject to the last sentence in this Article VIII(A), and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Restated Certificate or the By-Laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Article VIII(A) will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

B. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Article VIII(A) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article VIII(A) immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

D. Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII.

ARTICLE IX.

A. The Corporation shall indemnify (and advance expenses to) its officers and directors to the full extent permitted by the General Corporation Law, as amended from time to time.

B. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

C. No amendment to or repeal of this provision, nor the adoption of any provision of the Restated Certificate inconsistent with this Article IX, shall apply to or have any effect on (1) the liability or alleged liability of any director of the Corporation or the (2) indemnification and advancement rights of any director or officer, in each case, for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors or to permit greater indemnification or advancement rights of directors and officers, then the directors and officers of the Corporation shall be protected from liability (whether through exculpation, indemnification or advancement rights) the fullest extent permitted by the General Corporation Law as so amended.

ARTICLE X.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate or applicable law and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or by a Preferred Stock Designation or this Restated Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of this Restated Certificate.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this __ day of _____, 2021.

BLUE WATER VACCINES, INC.

Chief Executive Officer